UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 20, 2025

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended 2020 Plan

On November 20, 2025, Cracker Barrel Old Country Store, Inc. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “First Amendment”) to the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan (as amended by the First Amendment, the “Amended 2020 Plan”). The results of the stockholder vote on the First Amendment are set forth below under Item 5.07 of this Current Report on Form 8-K.

A description of the Amended 2020 Plan was included as part of “Proposal 4: Approval of the Amendment to the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan” and “Summary of Material Features of the Amended 2020 Plan” in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on October 7, 2025 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the Amended 2020 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Resignation

On November 20, 2025, director Gilbert Dávila resigned from the Board of Directors (the “Board”), effective immediately. In connection with Mr. Dávila’s resignation and pursuant to the Company’s Third Amended and Restated Bylaws and Amended and Restated Charter, the size of the Board was decreased from ten to nine members.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 21, 2025, First Coast Results, Inc., the inspector of election for the Annual Meeting (“First Coast”), delivered its certification of final voting results for the Annual Meeting to the Company. The final voting results reflect that a total of 17,543,266 shares of the Company’s common stock, out of a total of 22,268,694 shares of common stock outstanding and entitled to vote as of September 26, 2025, the record date, were present in person or represented by proxies at the Annual Meeting, and that the results for each proposal presented to the shareholders at the Annual Meeting are as set forth below:

Management Proposals:

1. Election to the Board of the following ten director nominees:

	For	Against	Abstentions
Carl Berquist	13,655,637	2,520,353	219,222
Jody Bilney	10,924,938	5,271,801	198,184
Stephen Bramlage	14,824,855	1,351,001	219,066
Gilbert Dávila	6,716,130	9,570,461	108,607
John Garratt	15,349,805	824,432	220,189
Michael Goodwin	15,445,447	732,949	216,270
Cheryl Henry	14,735,257	1,462,539	196,974
Julie Masino	12,130,721	4,116,283	150,194
Gisel Ruiz	14,720,772	1,472,305	201,792
Darryl Wade	14,709,489	1,463,285	221,995

The following nine directors were elected at the Annual Meeting: Carl Berquist, Jody Bilney, Stephen Bramlage, John Garratt, Michael Goodwin, Cheryl Henry, Julie Masino, Gisel Ruiz and Darryl Wade.

In addition, First Coast has advised the Company that there were zero broker non-votes on proposal 1.

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2025 proxy statement (“say-on-pay”):

For	Against	Abstentions
12,878,011	3,325,141	194,156

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 2.

3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s 2026 fiscal year:

For	Against	Abstentions
16,996,138	336,662	210,466

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 3.

4. Approval of an amendment to the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan:

For	Against	Abstentions
13,790,470	2,454,873	151,965

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 4.

5. Ratification, on an advisory basis, of the inclusion of the Proxy Access Provision in the Bylaws, as disclosed in the Company’s 2025 proxy statement:

For	Against	Abstentions
14,404,287	1,367,250	625,771

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 5.

6. Ratification, on an advisory basis, of the inclusion of the Ineligibility Provision in the Bylaws, as disclosed in the Company’s 2025 proxy statement:

For	Against	Abstentions
9,224,632	6,925,578	247,098

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 6.

7. Ratification, on an advisory basis, of the inclusion of the Mutual Reimbursement Provision in the Bylaws, as disclosed in the Company’s 2025 proxy statement:

For	Against	Abstentions
11,416,328	4,714,794	266,186

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 7.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan (as amended)

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 24, 2025	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary